UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 31, 2006
VNUS Medical Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50988	94-3216535

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2200 Zanker Road, Suite F
San Jose, California 95131
(Address of Principal Executive Offices) (Zip Code)
(408) 473-1100
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On January 25, 2006, the Compensation Committee of VNUS Medical Technologies, Inc. (the “Company”) completed its annual performance and compensation review of the Company’s executive officers, and approved compensation for performance during 2005. The following is a description of the compensation arrangements that were approved.
     Annual Base Salary
     The Compensation Committee approved changes in the base salaries of the Chief Executive Officer and the four next most highly compensated executive officers of the Company (the “Named Executive Officers”), effective as of January 1, 2006, as follows:

		New Base
Named Executive Officer	Title	Compensation(1)

Brian E. Farley	President and Chief Executive Officer	$340,260

Timothy A. Marcotte	Chief Financial Officer and Vice President, Finance and Administration	$217,360

Scott H. Cramer(2)	Senior Vice President of U.S. Sales and Account Services	$206,000

Robert G. McRae	Vice President, Manufacturing and Research and Development	$189,280

Lian X. Cunningham	Medical Director, Vice President of Clinical Research and Education	$172,328
(1) The Named Executive Officers, along with all other employees occupying a Senior Manager position or higher, are eligible to accrue up to 320 paid time-off days.
(2) Mr. Cramer will also receive a car allowance of $900 per month during 2006.
     In addition, the Compensation Committee approved a base salary for Charlene A. Friedman, Vice President, General Counsel and Secretary, of $217,150 and approved a base salary for Dennis Rosenberg, Vice President, Marketing and International Sales, of $205,000. The Company expects that both Ms. Friedman and Mr. Rosenberg will be Named Executive Officers for 2006.
     Cash Bonus for Performance in 2005
     The Compensation Committee approved the following cash bonus payments for achieving performance criteria in 2005 that were established by the Compensation Committee at the beginning of 2005, or, in the case of Ms. Friedman and Mr. Rosenberg, after such officers joined the Company:

Executive Officer	Bonus
Brian E. Farley	$40,607

Timothy A. Marcotte	$21,673

Scott H. Cramer	$60,877

Robert G. McRae	$21,949

Lian X. Cunningham	$15,672

Charlene A. Friedman	$4,218

Dennis Rosenberg	$10,275

     Cash Bonus Plan for 2006
     On January 25, 2006, the Compensation Committee also approved bonus plans for the Named Executive Officers, Ms. Friedman and Mr. Rosenberg. The bonus plans are summarized below:
Officer Employees (Except Chief Executive Officer and Senior Vice President of U.S. Sales):

Percent of Year End
Annual Target Revenue	Base Salary
90%	0%
100%	14%
133% and above	19%
     If actual results for any one or more of the performance measures falls between the performance levels shown above, the bonus will be prorated accordingly. For example, for every 1% of annual target revenue achieved between 90% and 100% of annual target revenue, the officer’s total bonus will be increased by 1.4% of his of her year end base salary.

Percent of Year End Base
Other Performance Criteria	Salary
Achieve Key Corporate Activity Goals(1)	6%
Achieve Operating Profit Objective	5%
Achieve Officer-Specific Goals	5%
     (1) This performance criteria is composed of the following elements: 2% of year end base salary for product development progress, 2% of year end base salary for achieving employee staffing goals and 2% of year end base salary for maintaining regulatory compliance.
     The total bonus opportunity for officer employees (except the Chief Executive Officer and the Senior Vice President of U.S. Sales) is 35% of year end base salary.
Senior Vice President of U.S. Sales:

Quarterly Target Revenue	Quarterly Bonus
90%	$0
100%	$23,000/quarter
101% and above	$460/quarter for each 1% over target revenue
     If actual results for any one or more of the performance measures falls between the performance levels shown above, the bonus will be prorated accordingly. For example, for every 1% of quarterly target revenue achieved between 90% and 100% of quarterly target revenue, the Senior Vice President of U.S. Sales will receive $2,300. The overachievement bonus opportunity for the Senior Vice President of U.S. Sales is not capped.

Other Performance Criteria	Bonus
Achieve Quarterly Operating Profit Objective	$3,000/quarter
Achieve Officer-Specific Goals	2% of total compensation

Chief Executive Officer:

Annual Target Revenue	Percent of Year End Base Salary
90%	0%
100%	23%
133% and above	28%
     If actual results for any one or more of the performance measures falls between the performance levels shown above, the bonus will be prorated accordingly. For example, for every 1% of annual target revenue achieved between 90% and 100% of annual target revenue, the Chief Executive Officer’s total bonus will be increased by 2.3% of his year end base salary.

Other Performance Criteria	Percent of Year End Base Salary
Achieve Key Corporate Activity Goals	6%
Achieve Operating Profit Objective	6%
Departmental Goal Achievement	5%
     The Compensation Committee also provided for an additional 5% of base salary bonus opportunity for successful completion of a materially beneficial business development agreement.
     The total bonus opportunity for the Chief Executive Officer is 50% of year end base salary.
     Stock Option Grants
     On January 25, 2006, the Compensation Committee approved the award of the following incentive stock options and restricted stock units to the Named Executive Officers, Charlene A. Friedman and Dennis Rosenberg:

	Number of Shares of Common Stock	Number of Restricted
Executive Officer	Underlying Incentive Stock Option	Stock Units
Brian E. Farley	16,500	11,000

Timothy A. Marcotte	6,667	4,400

Scott H. Cramer	6,667	4,400

Robert G. McRae	3,333	4,000

Lian X. Cunningham	4,000	4,000

Charlene A. Friedman	2,000	1,320

Dennis Rosenberg	5,000	3,300
     All of the foregoing incentive stock options and restricted stock units were awarded pursuant to the VNUS Medical Technologies, Inc. Amended and Restated 2000 Equity Incentive Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VNUS MEDICAL TECHNOLOGIES, INC.
Date: January 31, 2006	By	/s/ Charlene A. Friedman
Charlene A. Friedman
Vice President, General Counsel and Secretary

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